Exhibit 10.30

EXECUTION COPY

COMPANY HOLDER AGREEMENT

COMPANY HOLDER AGREEMENT (this “Company Holder Agreement”), dated as of June 30, 2006, among the holders of Class C-1 Common Stock, Class C-2 Common Stock (such stock, collectively, the “Company Common Stock”), the holders of options to purchase Company Common Stock (together with holders of Company Common Stock, the “Company Holders”), ExlService Holdings, Inc., a Delaware corporation, (“Parent”), ExlService Merger Sub Inc., a Delaware corporation (“Merger Sub”) and Inductis, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub, the Company and several stockholders of the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (the “Surviving Corporation”).

WHEREAS, pursuant to the Merger Agreement, Parent will issue certain shares of Parent Common Stock to Company Holders as of the Effective Time and pay such Company Holders cash subject to the terms of, and as set forth in, the Merger Agreement. At the time of issuance, the Parent Common Stock to be received by the Company Holders will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

WHEREAS, it is a condition to the consummation of the Merger that each Company Shareholder execute and deliver this Company Holder Agreement. To induce Parent, Merger Sub and the Company to consummate the Merger, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of Voting Stock, by contract or otherwise.

“Board” shall mean the Board of Directors of the Parent as from time to time hereafter constituted.

“Cause” shall mean as defined in any then existing employment, consulting or any other agreement between any Company Holder and the Parent or an Affiliate or, in the absence of such an employment, consulting or other agreement, the Parent or an Affiliate having “cause” to terminate any Company Holder’s employment or service upon (i) the good faith determination by the Board that such Company Holder has ceased to perform his duties to the Parent or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, provided that no such failure shall constitute Cause unless such Company Holder has been given notice of such failure (if cure is reasonably possible) and has not cured such act or omission within 15 days following receipt of such notice, (ii) the Board’s good faith determination that such Company Holder has engaged or is about to engage in conduct materially injurious to the Parent or an Affiliate, (iii) such Company Holder having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty or (iv) the consistent failure of such Company Holder to follow the lawful instructions of the Board or his direct superiors, which failure amounts to an intentional and extended neglect of his duties to such party.

“Change of Control” means (i) the acquisition by any Person or any group of Persons (other than Oak Hill) acting together which would constitute a “group” (a “Group”) for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto, of beneficial ownership of at least 50% of the aggregate Voting Stock of all classes of voting securities of the Parent, (ii) the reorganization, merger or consolidation of the Parent with respect to which all of the Persons who were the respective beneficial owners of the Voting Stock of the Parent immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the aggregate Voting Stock of the Parent resulting from such reorganization, merger or consolidation or (iii) the direct or indirect sale or other disposition, in one or a series of transactions, of assets representing all or substantially all of the assets of the Parent to any Person or Group.

“Common Stock” shall mean shares of common stock, par value $0.001 per share, of the Parent, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other similar action made, declared or effected with respect to the Common Stock.

“Good Reason” shall mean as defined in any then existing employment, consulting or any other agreement between any Company Holder and the Parent or an Affiliate or, in the absence of such an employment, consulting or other agreement, the occurrence, without such Company Holder’s prior written consent, of any of the following events:

(A) a substantial reduction of such Company Holder’s duties or responsibilities; or

(B) a breach by the Parent of any material term of any employment, consulting, or other compensatory agreement between such Company Holder and the Parent; provided that, a termination by such Company Holder with Good Reason shall be effective only if, within 30 days following such Company Holder’s first becoming aware of the circumstances giving rise to Good Reason, such Company Holder delivers a “notice of termination” for Good Reason by such Company Holder to the Parent, and the Parent within 15 days following its receipt of such notification has failed to cure the circumstances giving rise to Good Reason.

“Greater Seller Management Stockholder” means, if only one Management Stockholder sells above his Management Sale Allowance, that Management Stockholder, and if both sell above their Management Sale Allowance, the Management Stockholder exceeding the Management Sale Allowance by the greatest percentage.

“Inductis Percentage” shall mean a fraction, the numerator of which is the number of shares of Common Stock then held by any such Company Holder and the denominator of which is the number of Company Restricted Shares.

“Inductis Restricted Shares” shall mean the number of shares of Common Stock held by the Company Holders as of the date of the Merger Agreement (subject to adjustment following a Capital Change (as defined in the Merger Agreement)), but shall not include restricted shares of Series B Common Stock of the Parent issued pursuant to Section 2.2 of the Merger Agreement or shares of Common Stock issued pursuant to Section 2.5(d)(i)of the Merger Agreement.

“Management Sale Allowance” shall mean during the two years following the date of the Merger Agreement, 33% of the number of shares of Common Stock held by a Management Stockholder as of March 13, 2006 (subject to adjustment following any Capital Change (as defined in the Merger Agreement)); and during the three years following the date hereof, 66% of the number of shares of Common Stock held by a Management Stockholder as of March 13, 2006 (subject to adjustment following any Capital Change (as defined in the Merger Agreement)).

“Management Stockholder”, shall mean each of Vikram Talwar and Rohit Kapoor.

“Oak Hill”, shall mean Oak Hill Capital Partners, L.P., a Delaware limited partnership, together with Oak Hill Capital Management Partners, L.P., a Delaware limited partnership.

“Person” shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Stock” shall mean 42,844.23 shares of Preferred Stock of the Parent, $0.001 par value per share.

“Public Offering” shall mean an underwritten public offering and sale of equity securities of the Parent pursuant to an effective registration statement under the Securities Act.

“Securities Act” shall mean, as of any date, the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

“Shares” shall mean, collectively, all Preferred Stock and Common Stock of Parent subject to the Amended and Restated ExlService Holdings, Inc. Stockholders’ Agreement of an even date with the Merger Agreement (the “Stockholders Agreement”) (including Senior Management Restricted Stock and Junior Management Restricted Stock, as defined therein).

“Stockholders Agreement” shall mean the Amended and Restated ExlService Holdings, Inc. Stockholders Agreement, dated as of an even date with the Merger Agreement.

“Transfer” shall mean any transfer, sale, assignment, pledge, lease, hypothecation, mortgage, gift or creation of security interest, lien or trust (voting or otherwise) or other encumbrance or other disposition of any Shares. “Transferor” and “Transferee” have correlative meanings.

“Voting Stock” shall mean Common Stock or any class or classes of capital stock the holders of which are ordinarily entitled to vote for the election of corporate directors (or Persons performing similar functions).

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE COMPANY HOLDERS

As an inducement to the Parent to enter into the Merger Agreement, each of the Company Holders represents and warrants as follows:

Section 2.1 Capitalization and Interests. I, together with my spouse, if applicable, and after giving effect to the exercise of the vested Company Options, am the sole beneficial and record owner and holder of the shares of Company Common Stock set forth on Annex II hereof, which at the Effective Time, will be free and clear of any liens, claims, pledges, options, rights of first refusal, agreements, preemptive rights, limitations on voting rights, charges and other encumbrances of any nature whatsoever (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws).

Section 2.2 Residence. I am an individual residing in the State listed opposite my name on Appendix II hereof.

Section 2.3 Purpose. The Parent Common Stock to be received pursuant to the Merger Agreement will be acquired for investment for my own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (except as otherwise permitted by applicable law). I do not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Company Common Stock or, following the consummation of the transactions contemplated by the Merger Agreement, the Parent Common Stock (except as otherwise permitted by applicable law or as contemplated under the terms of the Merger Agreement).

Section 2.4 “Restricted Securities”. I understand that the Parent Common Stock to be received pursuant to the Merger Agreement will be “restricted securities” under applicable federal and state securities laws. Accordingly I will not make any sale, transfer, or other disposition of such Parent Common Stock unless (i) such sale, transfer, or other disposition is within the applicable limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act, or (ii) some other exemption from registration under the Securities Act and any applicable state securities law is available with respect to any such proposed sale, transfer or other disposition of such Parent Common Stock, or (iii) such sale, transfer or other disposition of Parent Common Stock has been registered under the Securities Act. I have no present intention to sell or otherwise dispose of such Parent Common Stock and am acquiring such Parent Common Stock for investment and not with a view to resale or distribution.

Section 2.5 Additional Information. I have had the opportunity to ask questions of, and obtain any additional information reasonably available to Parent with respect to its plans, results of operations, financial condition, business, properties, assets or business prospects of Parent, and I have received all such information as I have deemed necessary and appropriate to enable me to evaluate the risks and merits of the Parent Common Stock to be received pursuant to the Merger Agreement.

Section 2.6 Documents Received. I acknowledge that I have previously received (A) a copy of this Company Holder Agreement and the Merger Agreement (including the Exhibits attached thereto), (B) a copy of Parent’s audited consolidated financial statements for its fiscal years ended December 31, 2003, 2004 and 2005, (C) a copy of Parent’s unaudited consolidated financial statements for its quarters ended March 31, 2005 and 2006 and (D) a copy of Parent’s Confidential Information Memorandum dated June 30, 2006.

Section 2.7 Acceptance of Risk. I can look after my financial interests in connection with the Merger and I have such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger. I am able to suffer a complete loss on my investment in the Parent Common Stock.

Section 2.8 No Solicitation. I am not investing in the Parent Common Stock as a result of or subsequent to (i) any general solicitation or advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over radio or television or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 2.9 Legend. I understand that all certificates representing Parent Common Stock deliverable pursuant to the Merger Agreement will bear a legend substantially as follows:

“THE SHARES OF EXLSERVICE HOLDINGS, INC. SERIES A COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN

ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.”

Section 2.10 Stop Transfer Orders. I understand that Parent, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Parent Common Stock which are required to bear such legend.

Section 2.11 Accredited Investor. I have read the definition of “accredited investor” set forth on Annex I attached hereto and hereby represent (CHECK ONLY ONE OF (A) OR (B)):

A. ☐ I am NOT an “accredited investor” under that definition.

B. ☐ I am an “accredited investor” pursuant to one or more of the criteria set forth in that definition. If you check (B), please check on Annex I the specific criteria of the definition of “accredited investor” that apply to you.

Section 2.12 Representative. I hereby designate Sandeep Tyagi to act as my “Purchaser Representative” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act in connection with evaluating the merits and the risks of an investment in the Parent Common Stock. I hereby designate Sandeep Tyagi as my “Representative” as such term is used in the Merger Agreement and I recognize that the Representative is appointed, authorized and empowered to be the exclusive proxy, representative, agent and attorney-in-fact of myself and of each of the Company Holders, with full power of substitution and resubstitution (and such power of attorney being deemed to be an irrevocable power coupled with an interest), to undertake all actions and responsibilities as specified in Section 9.6 of the Merger Agreement. All authority conferred or agreed to be conferred in this Company Holder Agreement and all of my obligations hereunder will be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives (collectively, “Successors-in-Interest”) and will not be affected by, and will survive, my death, incapacity or bankruptcy. I acknowledge and agree that Parent, the Surviving Corporation, and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Representative as my action in all matters referred to in the Merger Agreement. I agree that the Representative shall have full power and authority to represent me with respect to all matters arising under the Merger Agreement and such representation shall be binding upon me, as if expressly confirmed and ratified in writing by me. The Parent and the Surviving Corporation may rely on the Representative as my exclusive agent and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

Section 2.13 Release. By executing this Agreement, I hereby release, on my own behalf and on behalf of my successors and assigns, the Company, Merger Sub and Parent, and their respective affiliates, directors, officers, employees, partners, members, agents, advisors and representatives, and their respective successors and assigns, from any and all claims, actions, causes of action, suits, damages, judgments, expenses, demands and other obligations or liabilities whatsoever, in law or in equity, arising out of, in connection with or by reason of, the purchase or ownership of the shares of Company Common Stock held by me, the delivery of the share certificates surrendered in connection with the Merger, the sale of such Company Common Stock pursuant to the Merger Agreement or the cancellation of the share certificates surrendered in connection with the Merger in exchange for the right to receive the portion of the Merger consideration allocated to the shares represented by such certificates, including, but not limited to, the allocation of the kind and amount of the Merger consideration among the shares of capital stock of the Company as described in Section 2.1 of the Merger Agreement; provided that the foregoing shall not release Parent from its obligation to deliver the allocable portion of the Merger consideration in respect of each share of Company Common Stock formerly represented by the certificate in exchange therefor in accordance with the terms of the Merger Agreement.

Section 2.14 Acknowledgement. (a) I acknowledge and understand that the representations, warranties and covenants set forth herein shall be relied upon by Parent, and its affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if those representations, warranties or covenants are breached or are incorrect or untrue. I have carefully read this Letter, including Annex I attached hereto, and the Merger Agreement and have had an opportunity to discuss the requirements of this Letter with professional advisors to the extent I have deemed it necessary. (b) Furthermore, I agree and acknowledge that by executing and delivering this Company Holder Agreement, I acknowledge and agree that the indemnification obligations and procedures set forth in Article VIII of the Merger Agreement shall be binding on me and my Successors-in-Interest to the same extent as if the full text thereof appeared in this Section 2.13 in its entirety and as if I were a signatory to the Merger Agreement. Without limiting the foregoing, I hereby expressly consent and agree to be subject to the provisions of Sections 8.2, 8.3, 8.6, 8.8 and 8.9 of the Merger Agreement and agree that my right to receive my portion of the Merger Consideration, including any right to receive Earnout Payments, the Upside Payment and any amounts payable under Section 5.14 of the Merger Agreement shall be subject to the indemnification provisions of Article II of this Company Holder Agreement and Article VIII of the Merger Agreement. (c) Furthermore, I agree to indemnify, defend and hold harmless the Parent and its Subsidiaries (including the Surviving Corporation), their Affiliates and their respective directors, officers, employees, advisors, successors and assigns (collectively, the “Parent Indemnified Parties”) from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants) (“Losses”) based upon, arising from or relating to any breach of any representation, warranty or covenant in Article II above.

ARTICLE III

TRANSFERS

Section 3.1 General Restrictions. Except as otherwise permitted herein from and after the consummation of Parent’s initial Public Offering and the consequent termination of the Stockholders Agreement, no Company Holder shall Transfer, directly or indirectly, all or any portion of his Shares, or rights to income or other attributes with respect to his Shares, it being understood that any such Transfer or issuance not in accordance with this Section 4.01 or the remainder of Article IV will be deemed to constitute a Transfer by such Company Holder in violation of this Agreement, shall be void ab initio and the Parent shall not recognize any such Transfer.

Section 3.2 Permitted Transfers. Except as otherwise specified herein, the provisions of Section 4.01 shall not apply to the following Transfers of Shares by a Company Holder (each of which shall be deemed to constitute a “Permitted Transfer,” each Transferee of a Permitted Transfer of Shares being referred to herein as a “Permitted Transferee”):

(a) after the first anniversary of the Merger Agreement each such person may make Transfers of up to 33 1/3% of his Inductis Percentage of Inductis Restricted Shares; after the second anniversary of the Merger Agreement each such Stockholder may make Transfers of up to 33 1/3% of his Inductis Percentage of Inductis Restricted Shares plus any shares of Common Stock that such Stockholder could have transferred under this Section 4.02(a) after the first anniversary but prior to the second anniversary but did not Transfer; and after the third anniversary of this Agreement each such Stockholder may make Transfers of up to 33 1/3% of his Inductis Percentage of Inductis Restricted Shares, plus any shares of Common Stock that such Stockholder could have transferred under this Section 4.02(a) after the first anniversary but prior to the third anniversary but did not Transfer. The Transfer restrictions in this Section 4.02(a) shall terminate: (i) in the event of such Person’s disability or termination of employment with the Parent or its subsidiaries without Cause or for Good Reason or (ii) in the event of a Change of Control of the Parent. If either Management Stockholder sells in excess of the Management Sale Allowance of such Management Stockholder in effect at any time, then the amount that may be sold pursuant to this Section 4.02(a) by each Company Holder shall be increased by multiplying the amount that each Company Holder may sell by a fraction, the numerator of which is the cumulative number of shares sold by the Greater Selling Management Stockholder since the date of the Merger Agreement and the denominator of which is the Management Sale Allowance of the Greater Selling Management Stockholder then in effect. For purposes of determining the total number of shares of Common Stock sold by a Management Stockholder under the immediately preceding sentence, any sale of stock by the Management Stockholders for the purpose of payment of taxes arising in connection with the exercise of options by the Management Stockholders shall be disregarded. In the event that either Management Stockholder sells in excess of his Management Sale Allowance in effect at any time, the Parent shall promptly give the Company Holders notice of such sale in accordance with Section 6.03 hereof, which notice shall set forth the amount that each of Company Holder may sell pursuant to this Section 4.02(a). Notwithstanding anything to the contrary in this Section 4.02(a), if neither Management Stockholder sells in excess of 6% of the aggregate number of shares of Common Stock held by them as of March 13, 2006 during the first year following the date of the Merger Agreement, then each Company Holder may not sell any Shares held by them during the first year after the date hereof; but if either Management Stockholder sells in excess of 6% of the aggregate number of shares of Common Stock held by them as of March 13, 2006 during the first year following the date of the Merger Agreement, then each Company Holder may sell, during the first year after the date hereof, a percentage of the Shares held by them equal to the (i) percentage of shares of Common Stock so held by the Greater Management Stockholder and sold by the Greater Selling Management Stockholder minus (ii) 6%. For purposes of computing the total number of shares of Common Stock that may be sold by a Company Holder, all sales made by Company Holders and the Management

Stockholders while the Stockholders Agreement was in effect following the date of the Merger Agreement shall be aggregated with sales made after the consummation of the Parent’s initial Public Offering.

(b) Any Transfer of any Earnout Shares (as defined in the Merger Agreement) made in shares of Common Stock 12 months after receipt thereof; Notwithstanding the aforementioned, the Transfer restrictions in this Section 4.02(b) shall terminate: (i) in the event of such Person’s disability or termination of employment with the Parent or its subsidiaries without Cause or for Good Reason or (ii) in the event of a Change of Control of the Parent.

(c) any Transfer upon the death of such Company Holder through testamentary or intestate disposition;

(d) any Transfer with the consent of the majority of the members of the Board, which shall be granted or withheld in its sole discretion;

(e) any Transfer made to an Affiliate of such Company Holder who remains an Affiliate of such Company Holder after such Transfer; and

(f) any Transfer made to the spouse or lineal descendant of such Company Holder that is an individual or a trust established for the benefit of any of the foregoing; and

ARTICLE IV

TERMINATION, AMENDMENT AND WAIVER

Section 4.1 Termination. This Company Holder Agreement shall terminate and be of no further force and effect upon termination of the Merger Agreement at any time prior to the Effective Time of the Merger.

Section 4.2 Effect of Termination. In the event of termination of this Company Holder Agreement as provided in Section 5.01, this Company Holder Agreement shall forthwith become void and there shall be no liability on any party hereto and nothing herein shall relieve any party hereto from liability for any willful breach of this Seller Agreement.

Section 4.3 Amendment. This Company Holder Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 5.04.

Section 4.4 Waiver. Either the Representative or the Parent may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligation contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Company Holder Agreement.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY THE DGCL AS TO MATTERS WITHIN THE SCOPE THEREOF, AND AS TO ALL OTHER MATTERS THIS AGREEMENT SHALL BE SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED BY SUCH STATE.

Section 5.2 Consent to Jurisdiction. Each of the parties, and by their approval of the Merger and the approval of the form of the Merger Agreement and by their execution and delivery of this Company Holder Agreement and of the Letter of Transmittal, submits to the jurisdiction of any state or federal court sitting in New York County, New York, in any action, suit or proceeding arising out of or relating to this Agreement and/or the Merger Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party and each Company Holder waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

Section 5.4 Notices. Any notices or other communications required under this Company Holder Agreement shall be in writing and be deemed effectively given (i) upon delivery, if given by hand delivery, (ii) upon confirmed, facsimile transmission when sent by facsimile during normal business hours of the recipient (or if not so confirmed, the next Business Day) or (iii) the next Business Day, if delivered by a nationally recognized overnight courier. Any such notices or other communications shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

if to the Parent or Merger Sub:

ExlService Holdings, Inc.

350 Park Avenue

New York, New York 10022

Attention: Legal Department

Fax: (212) 277-7111

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Carl Reisner, Esq.

Fax: (212) 492-0017

if to the Company:

Company, Inc.

571 Central Ave, Suite 105

New Providence, New Jersey 07974-1547

Attention: Sandeep Tyagi

Fax: (908) 508-7811

with copies to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey

Attention: Edward M. Zimmerman, Esq.

Fax: (973) 597-2569

if to the Company Holders, at each individual address listed in Annex II.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.6 Entire Agreement. This Company Holder Agreement, the Merger Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

Section 5.8 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

Section 5.10 Severability. The provisions of this Company Holder Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Company Holder Agreement. If any provision of this Company Holder Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) the parties shall negotiate in good faith a suitable and equitable provision to substitute for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Company Holder Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

Section 5.12 Interpretation. This Company Holder Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to an Article, Section or an Exhibit or Schedule will mean an Article or Section in, or Exhibits or Schedule to, this Agreement unless otherwise explicitly set forth. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All Schedules and Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meaning ascribed to such term in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All accounting terms not defined in this Agreement shall have the meanings determined by U.S. GAAP. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 5.14 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that the Parent may after the Effective Time assign its rights hereunder and may prior to the Effective Time designate, by written notice to the Company, a Parent Subsidiary that is wholly owned, directly or indirectly, by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Company Holder Agreement to Merger Sub shall be deemed references to such Parent Subsidiary.

Section 5.16 Specific Performance. The parties to this Company Holder Agreement agree that irreparable damage would occur in the event that any of the provisions of this Company Holder Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Company Holder Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction under this Company Holder Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, this Company Holder Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Company Holder Agreement as of the date first written above.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	President

EXLSERVICE MERGER SUB INC.

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	President

INDUCTIS, INC.

By:	/s/ Max Polaner
Name:	Max Polaner
Title:	Chief Financial Officer

COMPANY HOLDERS:

/s/ Sandeep Tyagi
Sandeep Tyagi, individually and as Representative

/s/ Alexander A. Kloubek
Alexander A. Kloubek

/s/ Amanjeet Singh Saluja
Amanjeet Singh Saluja

/s/ Ankor Rai
Ankor Rai

/s/ Anthony Brock
Anthony Brock

/s/ Arnab Dey
Arnab Dey

/s/ Arup Chakraborty
Arup Chakraborty

/s/ Brian Paris
Brian Paris

/s/ Brijesh Goyal
Brijesh Goyal

/s/ David Sokal
David Sokal

/s/ Dinesh Chawla
Dinesh Chawla

/s/ Gaurav Gupta
Gaurav Gupta

/s/ Inderpreet Singh Batra
Inderpreet Singh Batra

/s/ Kal Bittianda
Kal Bittianda

/s/ Lalit Wangikar
Lalit Wangikar

/s/ Martin Ahrens
Martin Ahrens

/s/ Max Polaner
Max Polaner

/s/ Melinda L. Wright
Melinda L. Wright

/s/ Puneet Shivani
Puneet Shivani

/s/ Raja Sengupta
Raja Sengupta

/s/ Ritesh Aggarwal
Ritesh Aggarwal

/s/ Siddhesh Karmali
Siddhesh Karmali

/s/ Stephen Abseck
Stephen Abseck

/s/ Siddhesh Karmali
Siddhesh Karmali

/s/ Sudip Chakraborty
Sudip Chakraborty

/s/ Vijay Parekh
Vijay Parekh

/s/ Vivek Jetley
Vivek Jetley

Note: The Registrant has omitted the following annexes to this agreement pursuant to Item 602(b)(2) of Regulation S-K and agrees to furnish supplementally a copy of any omitted annex to the Securities and Exchange Commission upon request:

Annex I

Annex II